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                                                                   EXHIBIT 10.7

[COMSTAR LOGO]                          INTERNET ACCESS SERVICE ADDENDUM TO THE
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                                                     NETWORK SERVICES AGREEMENT

This document, when executed by you, is incorporated into the Comstar Network Services Agreement. In the event of any conflict between the terms of this Addendum, and the terms of the Comstar Network Services Agreement, the terms of this Addendum shall control. This Addendum, the Comstar Network Services Agreement, an accepted Sales Quote, and our corporate Acceptable Use Policy represent the entire agreement between us for the Services described in this Addendum.


Accepted By:


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Customer Signature


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Date


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Customer Name


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Title


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Company




SERVICE DESCRIPTION

Our Internet Access Service (Service) provides high-speed dedicated Internet connectivity. There are five (5) Internet Access service types: Leased Line, Digital Subscriber Line (DSL), Integrated Services Digital Network (ISDN), Dedicated Server Colocation and Standard Colocation.

Colocation service allows you to colocate your Customer Premise Equipment (CPE) in our facility.

Due to the overhead requirements associated with the Ethernet protocol, if you purchase a 10Mbps Ethernet connection to the Internet you will receive effective throughput limited to 4-6Mbps.

If you purchase Frame Relay Internet Access service you understand that we will provision as a minimal requirement, a Committed Information Rate (CIR) equal to twenty-five percent (25%) of the purchased Internet Access port speed. We will guarantee the provisioned CIR at all times under normal network conditions, from the CPE to our Internet backbone. You may have additional bandwidth available above the CIR, which is not guaranteed by us, but is available based on the network utilization at the time of data transmission.


SERVICE DEMARCATION

We will be responsible for the on-going management, and troubleshooting of all components up to the demarcation point. The demarcation point of Internet Access Services is determined by the purchased service type.

The demarcation point for Leased Line service is the established demarcation point at your site for the telecommunications access circuit.

The demarcation point for ISDN is the established demarcation point at your site for the telecommunications access circuit.

The demarcation point for DSL is the established demarcation point at your site for the telecommunications access circuit.

There is no demarcation point for the Dedicated Server Colocation. Comstar is responsible for maintaining network connectivity to the server under this service.

The demarcation point for Standard Colocation service is at the cable, and including the connecting cable, that interconnects the CPE and our backbone equipment.


OUR RESPONSIBILITIES

Access Circuit - We will provision a telecommunications circuit for Leased Line Internet Access service, from your premise to our nearest Internet Point of Presence (POP). We will order the circuit to be terminated at the established telecommunications demarcation point at your site unless otherwise instructed. You will be responsible for any fees charged by the LEC for the extension of the circuit to another location. We will be responsible for the on-going management and troubleshooting of the telecommunications circuit up to the demarcation point.

Customer Premise Equipment - If you rent CPE from us, the initial configuration of the equipment will be performed by our Engineering during the activation process. The initial setup will be a standard configuration, establishing routing between the CPE and our Internet Backbone. The installation of the CPE will be done via a tele-install between one of our Engineers and a contact at your site. Our Engineers on a time and materials basis will provide additional configuration. We will provide monitoring of CPE and the access circuit.


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All Standard CPE will come with one of the following maintenance features:

- Registered access to the manufacturers on-line support services, 24 hours a day, 7 days a week.

-        Software updates via the on-line support service.

- Next business-day delivery of advance replacement parts, provided the request is received by our Network Operations Center (NOC) prior to 3:00pm Eastern Time.

IP Address Allocation - We adhere to the American Registry of Internet Numbers
(ARIN) recommended guidelines for allocation of Internet IP address space to its customers. Under ARIN recommendations, we do not permit the portability of our IP address space. We allocate address space to you for the duration of this Agreement. Upon Service termination, you will be required to forfeit any allocated address space to us. We will allocate address space during the installation process. It is required that documented justification be submitted to us prior to the allocation of address space. You may request up to a /20 CIDR allocation (equivalent to 16 Class C size networks) from us. You agree to accept Service regardless of the number of IP addresses justified according to ARIN guidelines. If you require larger blocks of address space you must petition ARIN directly. We will assist you in preparing your petition to ARIN on a time and materials basis.

We will route IP address networks attained directly from ARIN, however, we will not route IP address networks that you were assigned from another Internet Service Provider (ISP), except when you are dually homed between that ISP and us.

Domain Name Service (DNS) - Secondary DNS is provided standard with the Service. You may also elect to have us provide primary DNS for an additional monthly fee. In this instance, we will be responsible for the administration of your DNS tables on our Domain Name Server.

Primary DNS includes the initial set up of your DNS records, as well as the ongoing management and support of the tables.

If you wish to make modifications to DNS records you will need to engage us to administer the change. You will be permitted two requests per week.

If you provide access and/or hosting services to your customers, we will provide secondary DNS for your domains only. We will not provide DNS services for your end-users.

Newsfeed - We offer you a newsfeed for an additional monthly fee.

We provision newsfeeds in a server-to-server architecture. We will allow your end-users to direct their newsreaders to our servers for news service for a fee.

We offer full newsfeeds only. You will not have the ability to restrict specific newsgroups or hierarchies from being fed to your server.

Activation Services - Following the installation of the access circuit and CPE, one of our Engineers will activate the Service. Once routing is established between the CPE and our Internet Backbone, the Engineer will run a series of tests from the CPE to points on the Global Internet.

Service implementation will be complete and billing will begin when the following criteria have been met:

1        any Comstar-supplied CPE is installed and operational;

2 IP connectivity to the Internet (including routing outside our network) exists;

3 In cases when the CPE configuration supports it, our Network Operations will verify IP routing through a traceroute test;

4 Comstar-supplied Primary and/or Secondary DNS services are operational for your domain;

5        Comstar-supplied Newsfeed is established; and

6 You order is turned over to our Network Operations Center for management.

Billing will not be delayed nor any credits issued if any of the above criteria is not met due to any of the following circumstances.

-        A News server on your LAN is not operational;

- You fail to provide hostname and IP address allocations to enable us to set up Primary DNS service;

-        Delays in the availability of CPE you provide; or

-        Delays in the configuration of your LAN components or applications.

Management - Our Network Operations Center will manage all components up to the Service demarcation point, 24 hours a day, 7 days a week.


YOUR RESPONSIBILITIES

- Initiate maintenance calls for the Comstar-rented CPE and the access lines by contacting us;

- Ongoing configuration of all rented CPE following the initial configuration by us;

-        Additional wiring and cabling required for CPE; and

- Managing the LAN environment, defined as equipment located on the LAN side of the router. If we isolate a problem beyond the demarcation point, you are responsible for fault resolution and we assume no responsibility. You have no remedy or claim for service credit for Service outages or Service degradations caused by problems beyond the demarcation point


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